Exhibit 10.1

November 13, 2025

James Goren

JAG Multi Investments LLC

c/o Bredefeld & Assoc. PC

125 Maple Avenue, Suite C

Chester, New Jersey 07930

RE:	Demand Notes and Warrants

Dear James

Reference is made to those certain demand notes dated October 21, October 28, November 10, December 13, December 29, 2022, and July 10, 2023 (the “Demand Notes”) issued by INVO Fertility, Inc. (f/k/a INVO Bioscience, Inc.; “INVO”) to JAG Multi Investments LLC (“JAG”). Under the Demand Notes, JAG loaned INVO a total of $600,000. All capitalized terms used herein that are not defined shall have the meaning assigned to those terms in the Demand Notes.

In a letter dated August 13, 2025 (the “August Letter”), INVO and JAG agreed to certain terms including an automatic extension of the maturity date of the Demand Notes to December 31, 2025, should INVO have paid $100,000 to JAG before September 30, 2025. To date, INVO has not made such payment.

By signing below, INVO and JAG agree to the following:

1.	Should INVO pay $100,000 to JAG before November 31, 2025, the maturity date of the Demand Notes will be extended automatically to December 31, 2025;

2.	The exercise price on the warrant issued by INVO to JAG and dated August 13, 2025 will be reduced from $2 per share to $0.75 per share; and

3.	The remaining terms of the August Letter will remain unchanged.

invofertility.com

JAG Demand Note

Sincerely,	AGREED AND ACCEPTED BY

INVO BIOSCIENCE INC.	JAG MULTI INVESTMENTS LLC

Steve Shum, CEO	James Goren, Managing Member

invofertility.com